Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	May 3, 2011

Spectra Energy Reports First Quarter 2011 Results

•	Ongoing net income from controlling interests of $350 million, $0.54 earnings per share (EPS), compared with $342 million, $0.53 EPS, in the prior year quarter.

•	Strong performance from fee-based businesses supported by earnings growth from expansion projects.

•	Continued successful execution of capital expansion plan.

•	$24 million lower tax benefits in 2011 compared with 2010.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2011 first quarter net income from controlling interests of $357 million, or $0.55 diluted EPS, compared with $358 million, $0.55 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2011 quarter was $350 million, or $0.54 diluted EPS, versus $342 million, $0.53 diluted EPS, in the prior year quarter.

“We are off to a great start for the year, delivering earnings ahead of our expectations. Our fee-based businesses continue to perform well, benefiting from expansion projects recently placed into service and a strong winter performance. We also benefited from a stronger Canadian dollar and favorable natural gas liquids prices – trends that we have seen continue into the second quarter,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp.

“With our diversified portfolio of assets, businesses and market positions – and our successful capital expansion program – we are positioned for ongoing earnings growth and to deliver on our financial, safety and operational goals,” he said.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported first quarter 2011 earnings before interest and taxes (EBIT) of $279 million, compared with $247 million in first quarter 2010. The segment benefited from expansion projects placed into service during fourth quarter 2010, including TEMAX/TIME III and Algonquin East-to-West.

Distribution

Distribution reported first quarter 2011 EBIT of $167 million, compared with $146 million in first quarter 2010. This improvement is mainly due to higher customer usage because of colder weather, a stronger Canadian dollar, growth in the number of residential customers and an increase in industrial usage due to favorable natural gas prices.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported first quarter 2011 EBIT of $141 million, compared with $119 million in first quarter 2010. The segment benefited from improved results in the base gathering and processing business, primarily driven by higher contracted volumes from expansion in the Horn River area of British Columbia. The segment also benefited from the effect of a stronger Canadian dollar.

Field Services

Field Services reported first quarter EBIT of $81 million, compared with $99 million in first quarter 2010. The decrease in earnings was mainly due to higher budgeted operating and maintenance costs relative to first quarter 2010. In addition, while overall production remained relatively flat, severe cold weather in higher margin regions resulted in reduced production and margins. These decreases were partially offset by higher commodity prices and lower interest expense.

During first quarter 2011, NGL prices were $1.13 per gallon versus $1.09 per gallon in first quarter 2010. NYMEX natural gas averaged approximately $4.11 per million British thermal unit (MMBtu) during the 2011 quarter versus $5.30 per MMBtu during the same period in 2010. Crude oil averaged approximately $94 per barrel, compared with approximately $79 per barrel in the prior year quarter.

DCP Midstream paid distributions of $80 million to Spectra Energy in first quarter 2011.

Other

“Other” reported net costs of $24 million and $14 million during the first quarters of 2011 and 2010, respectively. Other is primarily comprised of corporate costs and captive insurance results.

Interest Expense

Interest expense was $155 million for first quarter 2011, compared with $159 million for first quarter 2010.

Income Taxes

First quarter 2011 income tax expense from continuing operations was $139 million, compared with $97 million reported in first quarter 2010. The increase resulted from higher earnings in 2011 and favorable tax settlements totaling $24 million in 2010. The effective tax rate was 27 percent in first quarter 2011, compared with 21 percent in first quarter 2010.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)
	Quarters Ended March 31,
	2011	2010
Net Income – Controlling Interests as Reported	$357	$358
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	(7)	(16)

Ongoing Net Income – Controlling Interests	$350	$342

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended March 31,
	2011	2010
Diluted EPS as Reported	$0.55	$0.55

Discontinued Operations	(0.01)	(0.02)

Diluted EPS, Ongoing	$0.54	$0.53

Additional Information

Additional information about first quarter 2011 earnings can be obtained via the Spectra Energy Web site: www.spectraenergy.com.

The analyst call is scheduled for today, Tuesday, May 3, 2011, at 9:00 a.m. CT. The webcast can be accessed via the Investors Section of Spectra Energy’s Web site or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “54071894” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, August 4, 2011, by dialing (800) 642-1687 with conference ID 54071894. The international replay number is (706) 645-9291, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s Web site.

Non-GAAP Financial Measures

We use ongoing net income and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2010 Form 10-K, filed on February 24, 2011, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For nearly a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company operates in the United States and Canada approximately 19,100 miles of transmission pipeline, more than 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids operations and local distribution assets. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Leadership Index for both Carbon Performance and Disclosure. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

March 2011

(Unaudited)

(In millions, except per-share amounts and where noted)

	Quarters Ended
	March 31,
	2011	2010
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.54	$0.53
Earnings Per Share, Diluted	$0.55	$0.55
Dividends Per Share	$0.26	$0.25
Weighted-Average Shares Outstanding, Diluted	651	649

INCOME
Operating Revenues	$1,612	$1,480
Total Reportable Segment EBIT	668	611
Income from Discontinued Operations, Net of Tax	7	16
Net Income - Controlling Interests	357	358

EBIT BY BUSINESS SEGMENT
U.S. Transmission	$279	$247
Distribution	167	146
Western Canada Transmission & Processing	141	119
Field Services	81	99

Total Reportable Segment EBIT	668	611
Other EBIT	(24)	(14)

Total Reportable Segment and Other EBIT	$644	$597

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission	$132	$73
Distribution	52	32
Western Canada Transmission & Processing	140	68
Other	9	6

Total Capital and Investment Expenditures	$333	$179

	March 31, 2011	December 31, 2010
CAPITALIZATION
Common Equity - Controlling Interests	40%	39%
Noncontrolling Interests and Preferred Stock	5%	5%
Total Debt	55%	56%

Total Debt	$11,235	$11,320
Book Value Per Share (a)	$12.64	$12.03
Actual Shares Outstanding	650	649

(a)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

March 2011

(Unaudited)

(In millions, except where noted)

	Quarters Ended March 31,
	2011	2010
U.S. TRANSMISSION
Operating Revenues	$483	$457
Operating Expenses
Operating, Maintenance and Other	146	152
Depreciation and Amortization	67	64
Gains on Sales of Other Assets and Other, net	4	—
Other Income and Expenses	31	26
Noncontrolling Interests	26	20

EBIT	$279	$247

Proportional Throughput, TBtu (a)	804	818

DISTRIBUTION
Operating Revenues	$696	$668
Operating Expenses
Natural Gas Purchased	369	371
Operating, Maintenance and Other	107	103
Depreciation and Amortization	53	48

EBIT	$167	$146

Number of Customers, Thousands	1,345	1,328
Heating Degree Days, Fahrenheit	3,772	3,321
Pipeline Throughput, TBtu	331	304
Canadian Dollar Exchange Rate, Average	0.99	1.04

WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$439	$355
Operating Expenses
Natural Gas and Petroleum Products Purchased	122	81
Operating, Maintenance and Other	133	115
Depreciation and Amortization	46	42
Other Income and Expenses	3	2

EBIT	$141	$119

Pipeline Throughput, TBtu	183	150
Volumes Processed, TBtu	176	163
Empress Inlet Volumes, TBtu	181	187
Canadian Dollar Exchange Rate, Average	0.99	1.04

FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$81	$99

EBIT	$81	$99

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	6.7	6.7
Natural Gas Liquids Production, MBbl/d (b,c)	358	353
Average Natural Gas Price Per MMBtu (d)	$4.11	$5.30
Average Natural Gas Liquids Price Per Gallon	$1.13	$1.09
Average Crude Oil Price Per Barrel (e)	$94.10	$78.72

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2011	2010

Operating Revenues	$1,612	$1,480
Operating Expenses	1,059	988
Gains on Sales of Other Assets and Other, net	4	—

Operating Income	557	492

Other Income and Expenses	112	126
Interest Expense	155	159

Earnings From Continuing Operations Before Income Taxes	514	459
Income Tax Expense From Continuing Operations	139	97

Income From Continuing Operations	375	362
Income From Discontinued Operations, net of tax	7	16

Net Income	382	378
Net Income - Noncontrolling Interests	25	20

Net Income - Controlling Interests	$357	$358

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	March 31, 2011	December 31, 2010
ASSETS

Current Assets	$1,517	$1,638
Investments and Other Assets	7,093	7,003
Net Property, Plant and Equipment	17,430	16,980
Regulatory Assets and Deferred Debits	1,111	1,065

Total Assets	$27,151	$26,686

LIABILITIES AND EQUITY

Current Liabilities	$2,317	$2,523
Long-term Debt	10,257	10,169
Deferred Credits and Other Liabilities	5,418	5,249
Preferred Stock of Subsidiaries	258	258
Equity	8,901	8,487

Total Liabilities and Equity	$27,151	$26,686

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Quarters Ended March 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$382	$378
Adjustments to reconcile net income to net cash provided by operating activities	340	92

Net cash provided by operating activities	722	470

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(332)	(221)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(382)	(302)

Effect of exchange rate changes on cash	2	—

Net increase (decrease) in cash and cash equivalents	10	(53)
Cash and cash equivalents at beginning of period	130	166

Cash and cash equivalents at end of period	$140	$113

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2011 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$279	$—		$279

Distribution	167	—		167

Western Canada Transmission & Processing	141	—		141

Field Services	81	—		81

Total Reportable Segment EBIT	668	—		668

Other	(24)	—		(24)

Total Reportable Segment and Other EBIT	$644	$—		$644

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$644	$—		$644
Interest Expense	(155)	—		(155)
Interest Income and Other	25	—		25
Income Taxes from Continuing Operations	(139)	—		(139)
Discontinued Operations, net of Tax	7	(7	) A	—

Total Net Income	$382	$(7)		$375

Total Net Income - Noncontrolling Interests	(25)	—		(25)

Total Net Income - Controlling Interests	$357	$(7)		$350

EARNINGS PER SHARE, BASIC	$0.55	$(0.01)		$0.54

EARNINGS PER SHARE, DILUTED	$0.55	$(0.01)		$0.54

A - Net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing) - in millions

Basic	649

Diluted	651

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

March 2010 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$247	$—		$247

Distribution	146	—		146

Western Canada Transmission & Processing	119	—		119

Field Services	99	—		99

Total Reportable Segment EBIT	611	—		611

Other	(14)	—		(14)

Total Reportable Segment and Other EBIT	$597	$—		$597

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$597	$—		$597
Interest Expense	(159)	—		(159)
Interest Income and Other	21	—		21
Income Taxes from Continuing Operations	(97)	—		(97)
Discontinued Operations, net of Tax	16	(16	) A	—

Total Net Income	$378	$(16)		$362

Total Net Income - Noncontrolling Interests	(20)	—		(20)

Total Net Income - Controlling Interests	$358	$(16)		$342

EARNINGS PER SHARE, BASIC	$0.55	$(0.02)		$0.53

EARNINGS PER SHARE, DILUTED	$0.55	$(0.02)		$0.53

A - Mainly a tax adjustment related to previous discontinued operations and net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing) - in millions

Basic	648

Diluted	649